                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/X/  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           PARLUX FRAGRANCES, INC.
               (Name of Registrant as Specified In Its Charter)
                           PARLUX FRAGRANCES, INC.

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            PARLUX FRAGRANCES, INC.
                             3725 S.W. 30TH AVENUE
                           FORT LAUDERDALE, FL  33312

- --------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
- --------------------------------------------------------------------------------

         Notice is hereby given that the Annual Meeting of Stockholders of Parlux Fragrances, Inc. (the "Company") will be held at the Holiday Inn, 2905 Sheridan Street, Hollywood, Florida, 33020 on Tuesday, October 1, 1996, at 10:00 a.m. for the following purposes as set forth in the accompanying Proxy
Statement:

         1.      To elect eight directors to serve for a term of one year;
         2.      To adopt the Parlux Fragrances, Inc. Stock Option Plan;
         3. To ratify the appointment of Price Waterhouse L.L.P. as independent certified public accountants for the Company for the fiscal year ending March 31, 1997; and
         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Holders of record of the Company's common stock at the close of business on August 23, 1996, will be entitled to vote at the meeting.



                                        By order of the Board of Directors

                                        /s/ Ilia Lekach

                                        Ilia Lekach
                                        Chairman of the Board and
                                        Chief Executive Officer


Dated:  August 23, 1996





                             YOUR VOTE IS IMPORTANT





         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO THE EXERCISE THEREOF AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

- --------------------------------------------------------------------------------
                                PROXY STATEMENT
- --------------------------------------------------------------------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           OF PARLUX FRAGRANCES, INC.
                           TO BE HELD OCTOBER 1, 1996


         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board") of Parlux Fragrances, Inc. (the "Company") of proxies to be voted at the annual meeting of stockholders (the "Annual Meeting") of the Company to be held at the Holiday Inn, 2905 Sheridan Street, Hollywood, Florida, 33020 at 10:00 a.m. on Tuesday, October 1, 1996, or at any adjournment thereof. The Proxy Statement and the form of proxy are being mailed on or about August 29, 1996, to stockholders as of the Record Date.



                   VOTING SECURITIES; PROXIES; REQUIRED VOTE


VOTING SECURITIES

         The Board of Directors has fixed the close of business on August 23, 1996, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 13,694,711 shares of Common Stock, par value $0.01 per share (the "Common Stock"). Only the holders of Common Stock are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share.


PROXIES

         Mr. Frederick Purches and Mr. Frank Buttacavoli, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Messrs. Purches and Buttacavoli are directors of the Company. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.


REQUIRED VOTE

         The holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in the interest of stockholders present in person or by proxy and entitled to vote thereon is required to elect directors, approve the adoption of the Parlux Fragrances, Inc. Stock Option Plan and ratify the appointment of Price Waterhouse L.L.P. as the independent certified public accountants of the Company's consolidated financial statements for the fiscal years ending March 31, 1997.

         The election inspectors appointed for the meeting will tabulate the votes in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstention as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for the purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.



                                  PROPOSAL 1:
                       NOMINEES FOR ELECTION AS DIRECTORS


         The directors elected at the Annual Meeting will hold office until the next Annual Meeting and until his successor is duly elected and qualified. Unless the proxy specifies otherwise, the person named in the enclosed proxy intends to vote the shares represented by the proxies given to him for the eight nominees listed below. Messrs. I. Lekach, Z. Lekach, Buttacavoli, Purches, Vercillo, Gopman, Barrie and Ms. de la Vega are all presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.


 NAME                          AGE    POSITION
 ----                          ---    --------
 Ilia Lekach                   48     Chairman of the Board and Chief Executive Officer
 Zalman Lekach                 29     President, Chief Operating Officer and Director
 Frank A. Buttacavoli          41     Executive Vice President, Chief Financial Officer and
                                      Director
 Frederick E. Purches          58     Vice Chairman of the Board
 Albert F. Vercillo            66     Director
 Glenn Gopman                  40     Director
 Mayi de la Vega               41     Director
 Richard Barrie                54     Director

         ILIA LEKACH is Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Lekach became a director of the Company in November 1987 and resigned in November 1988. He was re-elected to the Board of Directors in February 1989. Mr. Lekach assumed the position of Chairman of the Board of the Company in November of 1990 and as Chief Executive Officer of the Company in December 1993. Prior to resigning in April 1994, he was Chairman of the Board of Directors and CEO of Perfumania, Inc. ("Perfumania"), an affiliated public company based in Miami, Florida, and a leading specialty retailer of fragrances with approximately 200 retail outlets in manufactures' outlet malls and regional malls. Perfumania also maintains a wholesale operation supplying fragrances and other beauty related items to customers in North America and internationally.

         ZALMAN LEKACH is President and Chief Operating Officer of the Company. He became a director and an executive in Parlux, S.A., the Company's French subsidiary, in May 1990. In May 1993, he resigned his executive position and owned and operated a company exporting foods and health/beauty aids to South America. In January of 1995, he rejoined the Company as its Chief Operating Officer and a director. In June 1996, Mr. Zalman Lekach also assumed the position of President. Messrs. Ilia Lekach and Zalman Lekach are brothers.

         FRANK A. BUTTACAVOLI, a Certified Public Accountant, has been Vice President and Chief Financial Officer of the Company since April 1993, and a director for the Company since March 1993. From July 1979 through June 1992, Mr. Buttacavoli was employed by Price Waterhouse, and was a Senior Manager from July 1987 to June 1992. From July 1992 through March 1993, he provided financial consulting services to the Company. In June 1996, Mr. Buttacavoli was promoted to Executive Vice President.

         FREDERICK E. PURCHES has been a director of the Company since its formation in July 1984. He has been engaged in the cosmetic/fragrance business for over 30 years in various executive capacities with Helena Rubinstein, Inc. and Revlon, Inc. From 1980 through 1988, he was President of Helena Rubinstein, Inc. He resigned from the latter position in 1989 to take a more active role in the direction of the Company's operations. In November of 1990 Mr. Purches resigned as Chairman of the Board in favor of Mr. Lekach, and Mr. Purches assumed the new position of Vice Chairman of the Board.

         ALBERT F. VERCILLO has been director of the Company since May 1989. Mr. Vercillo is President of Cambridge Development Corporation, Chairman of Cambridge Business Services, Inc. and President of Schiaparelli, Inc. The companies are privately-held companies engaged in providing administrative and business services, licensing and the distribution of various products since April 1981.

         GLENN GOPMAN has been a director of the Company since October 1995. Mr. Gopman is the principal shareholder of the public accounting firm Thaw, Gopman and Associates, and has been associated with that firm for over ten years. He is a member of the Florida Institute of Certified Public Accountants and actively participates on its committees and in community activities.

         MAYI DE LA VEGA, a director of the Company since October 1995, founded International Metal Exports, Inc. in May of 1978, a company operating as a distributor and supplier of aluminum, stainless steel, and other metals to the aircraft industry. In 1992, the Company was sold to a Swiss multi-national corporation, and Ms. de la Vega continued as President and a director through December 1994. She has subsequently been evaluating entrepreneurial opportunities.

         RICHARD BARRIE has been a director of the Company since July 1996. Mr. Barrie has been President and Chief Executive Officer of Richard Barrie Fragrances, Inc. since July of 1986. From May 1984 through May 1988 he was President of Richard Barrie Enterprises, a private consulting company. Prior to that, Mr. Barrie was Executive Vice President and Chief Operating Officer of Fabrege, Inc.



          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                     EACH NOMINEE FOR DIRECTOR NAMED ABOVE.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS


         In fiscal year 1996, there were seven meetings of the Board of Directors (including regularly scheduled and special meetings), three of which were conducted by teleconference. In addition, the Board took action by unanimous written consent on two occasions in fiscal year 1996. Ms. de la Vega attended fewer than 75% of the meetings of the Board in fiscal 1996.

         The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors does not have a Nominating Committee.


AUDIT COMMITTEE

         The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements, as well as reviews and approves the scope, purpose and type of audit services to be performed by the external auditors. The Audit Committee is composed of Messrs. Gopman and Vercillo and Ms. de la Vega. The Audit Committee held one meeting in fiscal year 1996.


COMPENSATION COMMITTEE

         The duties of the Compensation Committee are to make recommendations to the Board of Directors concerning the salaries of the Company's officers and to advise and act for the Board of Directors on other compensation matters.
The Compensation Committee is composed of Messrs. Purches and Gopman and Ms. de la Vega. The Compensation Committee held one meeting in fiscal year 1996.

                             EXECUTIVE COMPENSATION


         The Company effected a two-for-one stock split in the form of a dividend to shareholders of record as of November 3, 1995. All common stock and warrant information contained in this proxy statement has been restated to reflect the stock split. The words "warrant" and "option" have the same meaning herein, and are used interchangeably.

         The following table sets forth information with respect to compensation paid by the Company for services to the Company during the fiscal year ended March 31, 1996 and for the two prior fiscal years for (i) the Company's Chief Executive Officer and (ii) the Company's four most highly compensated executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") whose base compensation and bonus exceeded $100,000 during the fiscal year ended March 31, 1996.



                                    TABLE I
                           SUMMARY COMPENSATION TABLE


                 Annual Compensation                              Long-Term Compensation
- -------------------------------------------------------------------------------------------------
                                                                                      Awards
- -------------------------------------------------------------------------------------------------
                                                                    Other           Securities
 Name and Principal                    Salary ($)  Bonus ($)   Compensation ($)     Underlying
 Positions              Fiscal Year                                   (1)           Options (#)
=================================================================================================
 Ilia Lekach;               1994                0      0               0                  420,000
 Chairman                   1995          163,654      0               0                        0
 and CEO                    1996          185,000      0               0                        0

 Rachmil Lekach;            1994                0      0               0                  300,000
 President (2)              1995          130,769      0               0                        0
                            1996          170,000      0               0                        0

 Zalman Lekach;             1994                0      0               0                        0
 President and              1995           41,242      0               0                  180,000
 Chief Operating            1996          165,000      0               0                        0
 Officer

 Frank Buttacavoli;         1994          110,000      0               0                  200,000
 Executive Vice             1995          129,266      0               0                        0
 President and              1996          145,000      0               0                        0
 Chief Financial
 Officer

 Danielle Petit;            1994           95,621      0               0                        0
 General Manager,           1995          104,726      0               0                        0
 Parlux, S.A.               1996          111,140      0               0                        0

(1) No executive officer named in the table received any other compensation in an amount in excess of the lesser of either $50,000 or 10% of the total annual salary and loans reported for him in the two preceding columns for the periods covered by this table.

(2) Effective June 1996, Mr. Rachmil Lekach resigned from all positions with the Company.

                                    TABLE II
      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                     VALUES


         The following table shows stock options exercised by each of the Named Executives during fiscal 1996, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable stock options as of fiscal year-end, and the values for unexercised options.


                                                                               Value of Unexercised
                                                Number of Unexercised         In-The-Money Options At
                                              Options at March 31, 1996          March 31, 1996 (2)
                                              -------------------------          ------------------
                      Shares
                     Acquired   Value
                       On      Realized
 Name                Exercise     (1)     Exercisable   Unexercisable  Exercisable    Unexercisable
- ----------------------------------------------------------------------------------------------------
 Ilia Lekach                0         $0      280,000         140,000    $2,835,000       $1,417,500
 Rachmil Lekach             0          0      200,000         100,000     2,025,000        1,012,500
 Zalman Lekach              0          0       60,000         120,000       540,000        1,080,000
 Frank Buttacavoli     12,000     74,250      188,000               0     1,997,500                0
 Danielle Petit         5,000     30,937       11,000               0       122,562                0

(1) Based on the difference between the closing market price for Common Stock on the date of exercise of the option and the option exercise price. The above valuation may not reflect the actual value of exercised options as the value of exercised options will fluctuate with market activity.

(2) Based on the difference between the closing market price on March 31, 1996, for Common Stock, which was $12.375 per share, and the option exercise price. The above valuation may not reflect the actual value of unexercised options as the value of unexercised options will fluctuate with market activity.



                      EMPLOYMENT AND CONSULTING AGREEMENTS


         As of April 1, 1994, the Company entered into a three-year employment agreement with Mr. Ilia Lekach, Chairman and Chief Executive Officer, which called for an annual base salary of $185,000, with annual increases at the discretion of the Board. Mr., Lekach received warrants to purchase 420,000 shares of Common Stock at an exercise price of $2.00 per share (the closing price per share of Common Stock on the NASDAQ National Market on the date of the grant). The warrants are exercisable in quantities of 140,000 each on March 31, 1995, 1996, and 1997, and expire on April 1, 2004. In January of 1996, the Compensation Committee increased Mr. Lekach's annual base salary to $260,000 effective July 1, 1996

         As of April 1, 1994, the Company entered into a three-year employment agreement with Mr. Rachmil Lekach, which called for an annual base salary of $170,000, with annual increases at the discretion of the Board. Mr. Lekach received options to purchase 300,000 shares of Common Stock at an exercise price of $2.00 per share (the closing price per share of Common Stock on the NASDAQ National Market on the date of the grant). The options are exercisable in quantities of 100,000 each on March 31, 1995, 1996, and 1997, and expire on April 1, 2004. In January of 1996, the Compensation Committee increased Mr. Lekach's annual base salary to $195,000 effective July 1, 1996. In June 1996, Mr. Rachmil Lekach resigned his positions as an officer and director of the Company.

         As of January 1, 1995, the Company entered into a three-year employment agreement with Mr. Zalman Lekach, President and Chief Operating Officer, which called for an annual base salary of $165,000, with annual increases at the discretion of the Board. Mr. Lekach received options to purchase 180,000 shares of Common Stock at an exercise price of $3.125 per share (the closing price per share of Common Stock on the NASDAQ National Market on the date of the grant). The options are exercisable in quantities of 60,000 each on December 31, 1995, 1996, and 1997, and expire on January 1, 2005. In January of 1996, the Compensation Committee increased Mr. Lekach's annual base salary to $180,000 effective July 1, 1996, and it was subsequently increased to $195,000 when he became President.

         As of April 1, 1993, the Company entered into a three-year employment agreement with Mr. Frank A. Buttacavoli, Executive Vice President and Chief Financial Officer, which called for annual compensation for the fiscal year March 31, 1994 of $110,000 and for the remaining two fiscal years thereafter at the immediate year's prior annual rate, plus an increase based on performance to be determined by the President. In June of 1995, Mr. Buttacavoli's agreement was extended by the Board of Directors for an additional year ending March 31, 1997. Mr. Buttacavoli also received warrants to purchase 200,000 shares of Common Stock at an exercise price of $1.50 per share (the closing price per share of Common Stock on the NASDAQ National Market on the date of the grant). All the options granted to Mr. Buttacavoli are vested as of March 31, 1996 and expire on April 1, 2003. Mr. Buttacavoli exercised 12,000 warrants in August 1995. In January 1996, the Compensation Committee increased Mr. Buttacavoli's annual base salary to $180,000 effective July 1, 1996.

         On April 1, 1994, the Company entered into a three-year agreement with Cosmix, Inc., a company owned by Mr. Frederick Purches, the Vice Chairman of the Board, which provides for annual payments of $100,000. The agreement calls for Mr. Purches to spend substantial time to assist the Company in the areas of banking, Securities and Exchange Commission and stockholder relations, financial planning, assessment and coordination of acquisitions and divestitures, and any other similar activities which may be assigned by the Board of Directors. Mr. Purches receives certain benefits as part of his agreement, and has received 90,000 warrants to acquire shares of Common Stock at an exercise price of $2.0625 per share (the closing price of the Common
Stock on the NASDAQ National Market on the date of the grant). The warrants are exercisable in quantities of 30,000 each on March 31, 1995, 1996, and 1997, and expire on April 1, 2004. Mr. Purches exercised 30,000 warrants in July
1995 and 30,000 warrants in March 1996.

         On April 1, 1994, the Company entered into a three-year consulting agreement commencing on June 1, 1994, with the Cambridge Development Corporation, a company owned by Mr. Albert F. Vercillo, director of the Company, which provides for monthly payments of $4,500. The agreement call for Mr. Vercillo to devote substantial time to the Company on the areas of U.S. and international financial analysis and planning. Mr. Vercillo receives certain insurance benefits as part of the agreement, and has received 30,000 warrants to acquire shares of Common Stock at an exercise price $2.0625 per share (the closing price of the Common Stock on the NASDAQ National Market on the date of the grant). The warrants are exercisable in quantities of 10,000 each on June 1, 1995, 1996 and 1997, and expire on April 1, 2004.

         As of July 1, 1996, the Company entered into an employment agreement through March 31, 1999, with Mr. Richard Barrie in connection with the acquisition of Richard Barrie Fragrances, Inc. The agreement calls for an annual base salary of $241,000, adjusted annually for inflation. Mr. Barrie, received warrants to acquire 180,000 shares of Common Stock at an exercise rice of $6.75 per share (the closing price of the Common Stock on the NASDAQ National Market on the date of the grant, January 23, 1996). The warrants are exercisable in quantities of 60,000 each on March 31, 1997, 1998, and 1999, and expire on July 1, 2006.

            BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION


         In October of 1995, a Compensation Committee was appointed. The Committee consists of Mr. Frederick Purches, Mr. Glenn Gopman and Ms. Mayi de la Vega. Prior to this date, the Board of Directors discussed compensation issues regarding the Company's executive officers and directors. (See "Employment and Consulting Agreements" and "Certain Relationships and Related Transactions".)



                             DIRECTOR COMPENSATION



         The Company compensates outside (non-employee/consultant) members of the Board of Directors for their activities as directors of the Company, at an annual rate of $6,000, and awards 2,000 options annually on the anniversary date of each directors election, at the closing price on such day as reported by the NASDAQ National Market.


           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board (The "Compensation Committee"). The Company's executive compensation program is structured to achieve the Company's goals as they relate to maximizing corporate performance and stockholder return. In general, executive compensation is made up of annual salaries, incentive bonuses and option grants. The Board of Directors believes that total compensation should increase or decrease with Company performance; as such, incentive bonuses and option grants constitute a portion of executive compensation to help align executive and stockholder interests. The Board of Directors believes that compensation should attract, motivate and retain executive talent to improve the Company's performance and therefore increase shareholder returns.

         In addition to base salaries and option grants, the Compensation Committee may elect to award incentive bonuses as part of total compensation to executive officers who have rendered services during the year that substantially exceed those normally required or anticipated. These bonuses are intended to reflect the Compensation Committee's determination to reward any executive who, through extraordinary effort, has substantially benefited the Company and its stockholders during the year. No incentive bonuses were awarded to the Named Executive Officers during the year ended March 31, 1996.

           In January of 1996, the Compensation Committee modified the employment agreements with Messrs. I. Lekach, Z. Lekach, R. Lekach, and Buttacavoli to double the warrants specified in their respective employment contracts in the event of sale of or a change in control of the Company.

Compensation Deductible under Section 162(m) of the Internal Revenue Code

         On August 10, 1993, the Revenue Reconciliation Act of 1993 was enacted which amended the Internal Revenue Code of 1986, as amended, by adding Section 162(m) which eliminates the deductibility of most cash and non-cash compensation over $1 million paid to certain "covered employees" (which generally is defined as a corporation's chief executive officer and the four
other highest compensated employees).   Contributions to qualified plans, items
excluded from the employee's gross income, compensation paid pursuant to a binding agreement entered into on or before February 17, 1993, commission-based compensation, and certain "performance-based" compensation are types of remuneration that are not affected by the deduction limitation.

         During the fiscal year ended March 31, 1996, none of the Named Executive Officers received total compensation in excess of $1 million. However, it is possible that in future years some portion of the compensation paid to the Company's chief executive officer and its four highest compensation employees will not be tax deductible under Section 162(m). When the compensation of any of the Company's affected executives becomes closer to the $1 million deduction limitation, the Compensation Committee plans to consider the requirements of Section 162(m) and decide what actions, if any, will be taken when setting the compensation levels for these executives.

Compensation Committee

Frederick Purches, Chairman
Glenn Gopman
Mayi de la Vega


                STOCKHOLDER RETURN PERFORMANCE: FIVE YEAR GRAPH


Set forth below is a line graph comparing the cumulative total return on the Common Stock with the cumulative total return of the Standard and Poors 500 Index, and the Standard and Poors Cosmetic Segment Index for the fiscal years of 1991 through 1996.



               TOTAL SHAREHOLDER RETURNS - DIVIDENDS REINVESTED


    FISCAL YEAR:            MARCH


                                                                                YEARLY RETURNS
                                                                RETURN     RETURN     RETURN     RETURN     RETURN
COMPANY \ INDEX NAME                                            3/31/92    3/31/93    3/31/94    3/31/95    3/31/96
===================================================================================================================
PARLUX FRAGRANCES INC.                                          190.91     -62.50      62.47      88.47     169.43
S&P 500 INDEX                                                    11.04      15.23       1.47      15.57      32.10
COSMETICS                                                        25.15      25.42       1.86      30.26      24.41

                                                                         INDEXED \ CUMULATIVE RETURNS
                                                    BASE
                                                    PERIOD      RETURN     RETURN     RETURN     RETURN     RETURN
COMPANY \ INDEX NAME                                3/31/91     3/31/92    3/31/93    3/31/94    3/31/95    3/31/96
===================================================================================================================
PARLUX FRAGRANCES INC                                 100       290.91     109.09     177.24     334.04     900.00
S&P 500 INDEX                                         100       111.04     127.95     129.84     150.05     198.22
COSMETICS                                             100       125.15     156.97     159.89     208.26     259.10


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of the Record Date certain information with respect to the number of shares of Common Stock beneficially owned by (i) each director of the Company who beneficially owns Common Stock, (ii) the Company's chief executive officer and the other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 during fiscal 1996, (iii) all directors and executive officers of the Company as a group and (iv) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owns (directly or together with affiliates) more than 5% of the Common Stock. The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

                                                                  COMMON STOCK
                                                                  BENEFICIALLY      PERCENTAGE
 DIRECTORS AND EXECUTIVE OFFICERS:                                  OWNED (1)      OWNERSHIP (1)
                                                                  ------------     -------------
 Ilia Lekach (2)                                                        2,400,368       17.2%
 Zalman Lekach (3)                                                        219,000        1.6
 Frank A. Buttacavoli (4)                                                 200,000        1.4
 Danielle Petit                                                             5,000         *
 Axlbert F. Vercillo (5)                                                  110,000         *
 Frederick Purches                                                         83,000         *
 Glenn Gopman (6)                                                           4,100         *
 Mayi de la Vega (7)                                                        2,000         *
 All Directors and Officers as a Group (9 Persons)                      3,023,468       21.2

 OTHER PRINCIPAL STOCKHOLDERS:

 Strong Capital Management, Inc. (8)                                    2,382,325       17.4
 Pacific Investment Group (9)                                           1,727,980       12.6



         (1) Calculated pursuant to Rule 13d-3 of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. As of the Record Date, the Company had 13,694,711 shares of Common Stock outstanding.
         (2) Consists of (a) 392,388 shares owned jointly by Mr. Lekach and his wife, (b) 1,727,980 shares owned or controlled by Pacific Investment Group Inc., a corporation owned by Mr. Lekach and
                 (c) immediately exercisable warrants to purchase 280,000 shares of Common Stock issued to Mr. Lekach pursuant to his employment agreement. The address of Mr. Lekach is 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.
         (3) Includes immediately exercisable warrants to purchase 60,000 shares of Common Stock issued to Mr. Lekach pursuant to his employment agreement.
         (4) Includes immediately exercisable options to purchase 188,000 shares of Common Stock.
         (5) Includes immediately exercisable options to purchase 20,000 for shares of Common Stock pursuant to Mr. Vercillo's Consulting Agreement and immediately options to purchase 30,000 shares of Common Stock issued under the Company's 1987 Stock Option Plan.
         (6) Includes immediately exercisable options to purchase 2,000 shares of Common Stock.
         (7) Includes immediately exercisable options to purchase 2,000 shares of Common Stock.
         (8) Address is One Hundred Heritage Reserve, Milwaukee, Wisconsin, 53201. Includes 770,275 shares owned by Strong Discovery Fund, for which Strong Capital Management, Inc. acts as the investment advisor.
         (9) Address is c/o Mr. Ilia Lekach, 3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



    Perfumania, a public company in which Mr. Ilia Lekach has a substantial investment, purchases the Company's products for distribution through the Perfumania chain of retail outlets in the United States, and also for distribution in North America and overseas. Sales to Perfumania amounted to $26,187,000, $15,230,000 and $12,410,000 for the fiscal years ended March 31,
1996, 1995 and 1994, respectively. Amounts receivable from these companies amounted to $13,482,000, and $4,894,000 at

March 31, 1996 and 1995, respectively. The Company believes that its arrangements with Perfumania, except for credit terms, are based upon customary commercial terms.

    The Company has entered into various employment and consulting agreements with its executive officers and directors (see "Employment and Consulting Agreements").

    In July 1995 and March 1996, Mr. Purches exercised options to acquire a total of 60,000 shares of the Company's Common Stock at a price of $2.0625, of which 30,000 shares were registered with an S-3 filing in September 1995, and 30,000 shares were registered with an S-3 filing in August 1996. In August 1995, Mr. Vercillo exercised options to acquire 50,000 shares of the Company's Common Stock at a price of $1.875, which were registered with an S-3 filing in September 1995. In August 1995, Mr. Buttacavoli exercised options to acquire 12,000 shares of the Company's Common Stock at a price of $1.50, which were registered with an S-3 filing in September 1995.

    In June 1995, the Company borrowed on an unsecured basis, $300,000 from an individual related to the Company's Chairman of the Board. The note bears interest at 11% per annum, and was due in June 1996. In connection with the note, the Company had issued warrants to purchase 60,000 shares of Parlux common stock at a price of $6.94 per share. In July 1996 the warrants were exercised, effectively converting the loan to equity., and the shares were registered with an S-3 filing in August 1996.



                                PROPOSAL NO. 2:
             APPROVAL OF PARLUX FRAGRANCES, INC. STOCK OPTION PLAN


         A proposal will be presented at the annual meeting to approve the Parlux Fragrances, Inc. Stock Option Plan (the "Plan") which was adopted by the Compensation Committee on July 15, 1996, subject to stockholder approval. A summary of the material provisions of the Plan is set forth below and is qualified in its entirety by reference to the Plan as set forth in Annex I hereto.

         Purpose. Non-qualified stock options will be awarded under the Plan for the purpose of enhancing the Company's ability to attract, retain and motivate employees who are not executive officers or directors of the Company by providing such employees with an opportunity to acquire an equity interest in the Company. The Compensation Committee believes that non-qualified stock options will enable the targeted employees to share in the success of the Company and, as an alternative to additional cash compensation, conserve the Company's working capital.

         Shares Subject to the Plan. Subject to adjustment in the event of certain transactions involving the Company, the Plan reserves up to 250,000 shares of Common Stock for issuance. Any shares allocated to an award which is forfeited, surrendered, terminated or canceled may again become subject to awards under the Plan.

         Who May Participate in the Plan. Employees of the Company who are not executive officers or directors of the Company are eligible to receive awards under the Plan (collectively, the "Participants"). The Board will determine which eligible employees will be granted options, the number of shares to be optioned and other terms and conditions applicable to the grants. Because awards are granted at the Board's discretion, the Company is unable to determine the benefits or amounts that may be received or allocated under the Plan to the Participants.

         As of the Record Date, approximately 320 employees would be qualified to receive awards under the Plan.

         Administration. The Plan will be administered by the Board. Subject to the provisions of the Plan, the Board will have all powers with respect to the administration and operation of the Plan, including without limitation, full power and authority to interpret the provisions of the Plan and any option agreement executed thereunder and to resolve all questions arising under the Plan. The Board may delegate any and all of its responsibilities under the Plan to a committee.

         Exercise of Awards; Exercise Price; Termination of Awards. Awards granted pursuant to the Plan may be evidenced by option agreements in such form as the Board may from time to time establish. The terms and conditions of each option grant will be established at the sole discretion of the Board at the time of grant; provided, however, that the Board may only grant non-qualified stock options and the purchase price of a share of Common Stock under an option shall not be less than the fair market value (as determined by the Board) of a share of Common Stock on the date the option is granted. Generally, options granted under the Plan will vest at a rate of 25% on the first anniversary of the date of grant, 50% on the second anniversary of the date of grant and 100% on the third anniversary of the date of grant.

         An award may be exercised in whole or in part (but for the purchase of whole shares only) from time to time by written notice to the Secretary of the Company which states the number of shares being exercised. Subject to the terms of an option agreement executed by the holder, a Participant may elect to pay the purchase price upon the exercise of an option by following a cashless exercise procedure.

         An award expires on the earlier of (a) the date established by the Board at the time of grant or (b) 10 years from the date of grant (the "Expiration Date"). Generally, if the employment of a Participant terminates for any reason, his non-vested options shall terminate and his vested options shall be exercisable no later than the earlier of (a) the date which is 90 days after such termination or (b) the Expiration Date.

         As of August 19, 1996, the printing date of this Proxy Statement, the closing price of the Common Stock on the NASDAQ National Market was $____ per share.

         Duration of the Plan; Amendment; Certain Transactions. The Plan will remain in effect until all awards have either been satisfied by the issuance of Common Stock or the payment of cash, or the awards have been terminated in accordance with the Plan or the related option agreement. The Board may, at any time, amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment, suspension or termination shall (i) be made without stockholder approval to the extent such approval is required by law or (ii) alter or impair the rights of holders with respect to awards previously made under the Plan.

         If the Common Stock is changed by reason of a stock dividend, stock split, spin-off, recapitalization or other similar change, the Board, in its discretion, will make such equitable adjustments in the type and number of shares which are or may be awarded under the Plan and the terms and number of outstanding awards (including the number of shares and price at which such shares may be issued) if it determines such adjustments are necessary to preserve the benefit of the award for the Participant and the Company.

         Assignment; Death of Holder. During the lifetime of a holder, an award will be exercisable only by the holder and will not be assignable or transferable. If the holder dies, his or her award will thereafter be exercisable by his or her executors or administrators to the full extent to which such award was exercisable by the holder at the time of his or her death.

         Registration under the Securities Act. Upon stockholder adoption of the Plan, the Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-8 to register under the Securities Act of 1933, as amended (the "Securities Act"), the shares of Common Stock reserved for issuance under the Plan. As long as the Company's Registration Statement for the Plan remains effective, Participants will be able to transfer or sell their shares of Common Stock acquired upon exercise without restriction, unless the Participant is in a "control" relationship with the Company, in which case such Participant will be able to only offer or sell their shares of Common Stock pursuant to

Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

         Federal Income Tax Consequences. The following summarizes the effect of Federal income taxation upon the Participant and the Company with respect to stock non-qualified stock options granted under the Plan. The summary does not purport to be complete and reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended. In addition, this summary does not discuss the income tax laws of any municipality, state or foreign country in which a Participant may reside.

         A Participant who is granted a non-qualified stock option will not be subject to Federal income tax at the time of grant, and the Company will not be entitled to a tax deduction by reason of such grant. Upon the exercise of a non-qualified option, the optionee will generally recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company generally will be entitled to a corresponding deduction. Upon a subsequent disposition of the Common Stock, the optionee will recognize a short-term or long-term capital gain or loss equal to the difference between the fair market value of the shares on the date of exercise and the fair market value at disposition, depending upon the length of time the shares are held.

         The Company may withhold amounts from a Participant to satisfy withholding tax requirements. To the extent permitted by the Board, a Participant may have shares of Common Stock withheld from an award or may tender shares of Common Stock to the Company to satisfy withholding tax requirements.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTING THE PARLUX FRAGRANCES, INC. STOCK OPTION PLAN.


                                  PROPOSAL 3:
                    RATIFICATION OF APPOINTMENT OF AUDITORS



         The Board of Directors has selected Price Waterhouse L.L.P ("Price Waterhouse") as the independent certified public accountants of the Company for the fiscal year ending March 31, 1997. Price Waterhouse has served as the Company's independent certified public accounting firm since 1988. Representatives of Price Waterhouse will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

         If the Company's stockholders do not ratify the appointment of Price Waterhouse, other certified public accountants will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE L.L.P. AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.


                              EXPENSE SOLICITATION


         The cost of soliciting proxies, which also includes the preparation, printing and mailing of the Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail. Shareholders Communication Corporation, New York, New York, has been retained to assist in the distribution of proxies at an estimated fee of $7,000, plus expenses. Directors, officers and regular employees of the Company may also solicit proxies personally, by telephone or telefax. The

Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.


               PROPOSALS OF STOCKHOLDERS FOR 1997 ANNUAL MEETING


         Stockholders of the Company who intend to present a proposal for action at the 1997 Annual Meeting of Stockholders of the Company, must notify the Company's management of such intention by notice received at the Company's principal executive offices no later than May 20, 1997 for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting.


                              FINANCIAL STATEMENTS


         The Company's Annual Report to Stockholders for the year ended March 31, 1996 is being delivered with the Proxy to the Company's stockholders. Also accompanying this Notice of Annual Meeting and Proxy Statement is a copy of the Company's quarterly report on Form 10-Q for the three-month period ended June 30, 1996, which contains financial information for that period.

                                 OTHER MATTERS

         The Board knows of no matters that are expected to be presented for consideration at the Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.



         PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



Fort Lauderdale, FL
August  23, 1996



                                        By order of the Board of Directors

                                        /s/ Ilia Lekach

                                        Ilia Lekach
                                        Chairman of the Board and
                                        Chief Executive Officer

                                    ANNEX A
                   PARLUX FRAGRANCES, INC. STOCK OPTION PLAN

                                   Section 1

                                    Purpose


         The purpose of this Parlux Fragrances, Inc. Stock Option Plan (the "Plan") is to increase shareholder value and to advance the interests of Parlux Fragrances, Inc. and any subsidiary thereof (the "Company") by awarding equity incentives designed to attract, retain and motivate employees who are not officers or directors of the Company.

                                   Section 2

                                 Administration


         2.1. Administration by Board. The authority to manage and control the operation and administration of the Plan shall be vested in the Company's Board of Directors (the "Board"). Except to the extent prohibited by applicable law or the rules of any stock exchange, the Board may, in its sole discretion, delegate any or all responsibilities and powers reserved to it under the terms of the Plan to a committee (the "Committee"). Any such allocation or delegation may be revoked by the Board at any time.

         2.2. Authority. Subject to the provisions of the Plan, the Board shall have the authority to (a) manage and control the operation of the Plan,
(b) interpret and construe the provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, (c) make awards under the Plan, in such amounts and subject to such restrictions, limitations and conditions as it deems appropriate, (d) prescribe the form of agreement, certificate or other instrument evidencing any award under the Plan, (e) correct any defect or omission and reconcile any inconsistency in the Plan or in any award hereunder, and (g) make all other determinations and take all other actions as it deems necessary or desirable for the implementation and administration of the Plan. Any interpretation of the Plan by the Board (or the Committee, if applicable) and any decision made by the Board (or the Committee, if applicable) on any matter within its discretion is final and binding on all persons. No member of the Board or the Committee shall be liable for any action or determination made with respect to the Plan.

                                   Section 3

                           Shares Subject to the Plan


         3.1. Number of Shares Reserved. Subject to adjustment in accordance with subsection 3.2, the number of shares of common stock of the Company ("Common Stock") with respect to which options may be granted under the Plan shall not exceed 250,000 shares in the aggregate. Such shares may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board may determine. The number of shares related to awards that are forfeited, surrendered, terminated or canceled shall again be available for additional awards under the Plan unless the Plan shall have terminated.

         3.2. Adjustments to Number of Shares. Subject to the following provisions of this subsection 3.2, in the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, spin-off, recapitalization or other similar change, the type and number of shares of stock which are or may be subject to awards under the Plan and the terms and the number of outstanding awards (including the number of shares and price at which shares of stock may be issued pursuant to an outstanding award) shall be equitably adjusted by the Board in its discretion to the extent the Board determines that such adjustment is necessary to preserve the benefit of the award for the Participant and the Company.

                                   Section 4

                                 Participation


         Subject to the terms and conditions of the Plan, employees of the Company who are not officers or directors of the Company shall be eligible to receive awards under the Plan ("Participants").

                                   Section 5

                                 Stock Options


         5.1. Award of Stock Options. Subject to the terms and conditions of the Plan, the Board shall determine the number, type and terms of the options to be awarded to each Participant under the Plan. Each option awarded under the Plan shall be a "non-qualified stock option" for tax purposes.

         5.2. Option Price. The exercise price per share for any option awarded under the Plan shall be determined by the Board, but in no event shall the exercise price be less than the fair market value (as determined by the Board) of a share of Common Stock on the date the option is awarded.

         5.3. Option Expiration Date. All rights to purchase shares of Common Stock pursuant to an option shall cease as of the date, if any, established by the Board at the time of the award, but in no event later than the date which is ten years after the date on which the option is awarded (the "Expiration Date"). Unless provided otherwise by the Board, if the employment of a Participant terminates for any reason, his non-vested options shall terminate and his vested options shall be exercisable no later than the earlier of the date which is 90 days after the Participant's termination of employment, or the option's Expiration Date.

         5.4. Vesting. Unless determined otherwise by the Board at the time an option is awarded, each option awarded under the Plan shall become exercisable with respect to 1/4 of the shares subject to option on the first anniversary of the award date, with respect to 1/2 of the shares subject to option on the second anniversary of the award date and with respect to all of the shares subject to option on the third anniversary of the award date. Notwithstanding the preceding sentence, the Board may, in its sole discretion, accelerate the vesting of an option awarded under the Plan.

         5.5.  Manner of Exercise.

         (a) An option may be exercised by a Participant (or, in the event of his death, by the person or persons to whom that right passes by will or by the laws of descent and distribution) as to all or any portion of the shares of Common Stock then exercisable under such option by giving written notice to the Secretary of the Company at the principal executive offices of the Company prior to the option's Expiration Date; provided, however, that an option may only be exercised with respect to whole shares of Common Stock. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment of the option price for such shares in such form and manner as the Committee may from time to time approve.

         (b) Notwithstanding paragraph 5.5(a), a Participant may elect to pay the purchase price upon the exercise of an option through the following cashless exercise procedures: The Participant shall notify the Secretary of the Company of the intent to exercise. Written instructions will then be prepared and delivered to the Company and the broker indicating the Participant's cashless exercise election and instructing the Company to deliver to the broker the Common Stock issuable upon exercise. The exercise of the option will be executed on the same day that the broker is able to sell the Common

                 Stock. The broker will then withhold from the sale proceeds and deliver to the Company an amount, in cash, equal to the option exercise price. An additional amount for federal and state tax withholdings may also be withheld and delivered to the Company at the Participant's election.

                                   Section 6

                                    General


         6.1. Effective Date and Duration. The Plan shall be effective as of July 15, 1996, subject to the approval of the Company's shareholders. Awards may be granted under the Plan prior to such approval, but if such approval is not received, such awards shall be of no effect. The Plan shall remain in effect until all awards made under the Plan have been satisfied by the issuance of shares of Common Stock or the payment of cash, or have terminated in accordance with the terms of the Plan or the award.

         6.2. Agreements Evidencing Awards. At the time of an award, the Board may require a Participant to enter into an agreement with the Company in a form specified by the Board agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Board may in its discretion prescribe.

         6.3. Non-transferability. No award under the Plan may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution), and the Company shall not be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, awards may be exercised only by him or by his guardian or legal representative.

         6.4.  Compliance with Applicable Law and Withholding.

         (a) Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue any shares of Common Stock under the Plan if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

         (b) Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares and will not dispose of them in violation of the registration requirements of Securities Act of 1933.

         (c) If, at any time, the Company, in its sole discretion, determines that the listing, registration or qualification (or any updating of any such document) of any type of award, or the shares of Common Stock issuable pursuant thereto, is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, any award, the issuance of shares of Common Stock pursuant to any award, or the removal of any restrictions imposed on shares subject to an award, such award shall not be made and the shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

         (d) The Company shall collect as a condition of the exercise of any option under the Plan any taxes required by law to be withheld. To the extent permitted by the Board, a Participant may elect to have any shares otherwise issuable under the Plan to be withheld or to surrender to the Company shares of Common Stock already owned by the Participant to fulfill any tax withholding obligation.

         6.5. No Continued Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to be retained in the employ of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan or the terms of any award under the Plan.

         6.6. Shareholder Status. No award to a Participant under the Plan shall create any rights in such Participant as a shareholder of the Company until shares of Common Stock are registered in the name of the Participant.

         6.7. Amendment of the Plan. Subject to any approval of the shareholders of the Company which may be required under applicable law, the Board may at any time amend, suspend or terminate the Plan or any award outstanding under the Plan; provided, however, that no such amendment, suspension or termination shall materially impair the rights of any Participant with respect to any award previously made under the Plan without the consent of the holder thereof.

                                                                     APPENDIX A


PROXY CARD TEXT IS AS FOLLOWS:

                                   (Front)


                            PARLUX FRAGRANCES, INC.                       PROXY
           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS OCTOBER 1, 1996
  (THIS PROXY IS SOLICTED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)


The undersigned stockholder of Parlux Fragrances, Inc. (the "Company") acknowledges receipt of the Notice of the Annual Meeting of Stockholders and the accompanying Proxy Statement for the 1996 Annual Meeting and, revoking all prior proxies, hereby appoints Frederick E. Purches and Frank A. Buttacavoli with full power of substitution as proxy to vote all the shares of Common Stock of the Company owned or held by the undersigned at the 1996 Annual Meeting of Stockholders to be held at the Holiday Inn, 2905 Sheridan Street, Hollywood, Florida, 33020, on October 1, 1996, at 10:00 a.m., or any adjournment of postponement hereof.

1.       Election of Directors

         FOR ALL NOMINEES LISTED BELOW [ ]         WITHHOLD AUTHORITY [ ]
         (except as marked to the contrary)        to vote for all nominees listed below

Ilia Lekach, Zalman Lekach, Frank A. Buttacavoli, Frederick E. Purches, Albert
F. Vercillo, Glenn Gopman, Mayi de la Vega, Richard Barrie.

INSTRUCTION: To withhold authority to vote for any individual, write such nominee's name in the space provided below.


================================================================================
                  (Continued and to be signed on reverse side)

                                     (Back)


1. Approval of Price Waterhouse L.L.P. as Independent Certified Public Accountants.
         FOR  / /           AGAINST  / /               ABSTAIN  / /

2.       Approval of the Parlux Fragrances, Inc. Stock Option Plan.

         FOR  / /           AGAINST  / /               ABSTAIN  / /

2. To transact such other business as may properly come before the meeting or any adjournment thereof.


                                        Date:
                                             ----------------------------------

                                        ---------------------------------------
                                                (Shareholder's signature)

                                        ---------------------------------------
                                                (Shareholder's signature)

                                        This Proxy should be dated, signed by
                                        the stockholder(s) exactly as the name
                                        appears on the envelope in which this
                                        material was mailed, and returned at the earliest convenience in the enclosed return envelope. Persons singing in a fiduciary capacity should so indicate.